UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2010

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

(515) 345-2902
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 25, 2010, the Board of Directors of the Registrant announced that William A. Murray, Executive Vice President and Chief Operating Officer, will retire on January 3, 2011.  Kevin J. Hovick, Senior Vice President-Business Development of the Registrant since 2004 and of Employers Mutual Casualty Company (Employers Mutual), the parent company of the Registrant, since 2001, has been designated as Mr. Murray’s successor.  Mr. Hovick is 55 years of age and has been employed by Employers Mutual since 1979 in various marketing and management positions.  A press release was issued May 26, 2010 announcing Mr. Murray’s retirement and his successor.  The press release is furnished as Exhibit 99.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 25, 2010, the Registrant held its annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, the seven Board of Director nominees were elected to serve as directors of the Registrant for the ensuing year and the appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the current fiscal year was ratified.  The voting results are set forth below.

To elect a Board of Directors:

Nominee	Votes Cast for	Votes Withheld	Broker Non-Vote
George C. Carpenter III	12,098,111	32,580	571,332
Stephen A. Crane	12,103,451	27,240	571,332
Jonathan R. Fletcher	12,104,830	25,861	571,332
Robert L. Howe	12,110,572	20,119	571,332
Bruce G. Kelley	12,112,767	17,924	571,332
Raymond A. Michel	12,098,561	32,130	571,332
Gretchen H. Tegeler	12,107,678	23,013	571,332

To ratify the appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the current fiscal year.

For	12,633,761	Against	55,735	Abstain	12,527

Item 7.01	Regulation FD Disclosure.

On May 25, 2010, the Board of Directors of the Registrant declared a quarterly dividend of eighteen (18) cents per share of common stock payable June 15, 2010 to shareholders of record as of June 8, 2010. A press release was issued May 26, 2010 announcing the dividend.  The press release is furnished as Exhibit 99.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on May 27, 2010.

EMC INSURANCE GROUP INC.
Registrant

/s/ Bruce G. Kelley
Bruce G. Kelley
President and Chief Executive Officer

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99	Press release